U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014

Mobiquity Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or jurisdiction of incorporation or organization)

000-51160

(Commission File Number)

11-3427886

(I.R.S. Employer Identification Number)

600 Old Country Road, Suite 541, Garden City, NY 11530

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (516) 256-7766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On November 17, 2014, a Special Meeting of Stockholders was held to consider and vote upon a proposal to grant the Board of Directors discretionary authority to amend the Company’s certificate of incorporation (the “RS Amendment”) to effectuate a Reverse Stock Split of the Company’s Common Stock, $.0001 par value, by a ratio of no less than one-for-five and no more than one-for-twenty with such ratio to be determined by the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”), it being understood that the purpose of such Reverse Split is to attempt to obtain a listing on either The NASDAQ Capital Market or the NYSE MKT.

At the Stockholder Meeting, the proposal was passed with 49,277,529 shares present at the meeting in person or by proxy. Of the 49,277,529 shares voted, 46,846,102 shares voted in favor of the proposal, 2,320,468 shares voted against the proposal and 110,959 shares abstained from voting.

At the present time, the Board of Directors has not made any determination whether or not to consummate the reverse stock split. Such decision will be made at such time that the Board believes that an uplisting onto the NASDAQ Capital Market or the NYSE MKT can be effectuated with reasonable likelihood of success.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOBIQUITY TECHNOLOGIES, INC.

Dated: November 17, 2014	By:	/s/ Dean L. Julia
Dean L. Julia, Co-Chief Executive Officer

2